                                                                     EXHIBIT 3.1

            FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA

        OCT 24 1997

        No. C3741-84
           ---------
      /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                      Restated Articles of Incorporation
                                      of
                                    VisCorp

     The undersigned, Lawrence Siegel and Hugh A. Jencks, the President and Secretary of VisCorp, respectively, hereby certify that the Board of Directors of the Corporation, by Unanimous Written Consent dated as of October 8, 1997, adopted a resolution to amend and restate the Corporation's Articles of Incorporation, as follows:

     Resolved that the Corporation's Articles of Incorporation, including amendments that change its name and delete Articles relating to the Corporation's initial business, principal office and the right to distribute property to its shareholders and purchase its own shares, are restated as follows:

                                  "Article I

     The name of the Corporation shall be:

                       U.S. Digital Communications, Inc.

                                  Article II

     The purpose for which this Corporation is organized is the transaction of any or all lawful business of which corporations may be incorporated under the laws of the State of Nevada, as may be amended from time to time.

                                  Article III

     The existence of the Corporation shall be perpetual.

                                  Article IV

     1. The Corporation shall be authorized to issue Fifty Million Shares of Common Stock, par value $0.01 per share.

     2. The Corporation shall be authorized to issue Ten Million Shares of Preferred Stock, par value $0.01 per share. The Preferred Stock may be issued in series, from time to time, with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof, as the Board of Directors may from time to time determine. The rights, priorities, preferences, qualifications, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The Board of Directors may authorize the issuance of preferred stock which ranks senior to the Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. The

Board of Directors is further authorized to fix the limitations and restrictions, if any, upon the payment of dividends on Common Stock to be effective while any shares of preferred stock are outstanding. The Board of Directors may issue, without stockholder approval, preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock.

                                   Article V

     The name and address of the Resident Agent of the Corporation is

                               Fred V. Schiemann
                               3061 Probasco Way
                             Sparks, Nevada 89431

                                  Article VI

     The members of the governing Board shall be called Directors. The number of persons to serve on the Board of Directors shall be fixed by the Bylaws. The present Board of Directors consists of five directors. The persons who are serving as Directors until the next Annual Meeting or until their successors are elected and qualified are:

Robert Wussler                 Jerome Greenberg           Roger Remillard
2 Wisconsin Circle, Ste. 700   2778 North Hamden #202     250 Warwick Lane
Chevy Chase, MD 20815          Chicago, IL 60614          Crystal Lake, IL 60014


             Thomas Glenndahl                      Lawrence Siegel
             Aspect                                VisCorp
             350 Sansome Street                    4764 Park Granada, Ste. 110
             San Francisco, CA 94104               Calabasas, CA 91302

                                  Article VII

     The Corporation may issue rights and options to purchase shares of stock of the Corporation to Directors, Officers or Employees of the Corporation or any affiliate thereof, and no stockholder approval or ratification of any such issuance of rights and options shall be required.

                                 Article VIII

     The stock of the Corporation after payment of the subscription price and when issued shall be nonassessable.

                                  Article IX

     The Corporation shall indemnify and hold the Officers and Directors of the Corporation harmless and free from liability for any claims received against said Officer and/or Director in the performance of their duties on behalf of the Corporation and shall, further, reimburse said persons for any legal expenses incurred in the defense of such claims pursuant to NRS 78, Section 2 and 3 as amended."

                             ---------------------

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 15,900,000; and said changes and amendment have been consented to and approved by a majority vote of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                            /s/ Lawrence Siegel
                                            --------------------------------
                                               Lawrence Siegel, President



                                            /s/ Hugh A. Jencks
                                            --------------------------------
                                               Hugh A. Jencks, Secretary

State of California  )
                     )ss.
County of Los Angeles)

     On October 23, 1997, before me, the undersigned Notary Public, personally
                --
appeared Lawrence Siegel and Hugh A. Jencks, known to me or satisfactorily proven to be the persons whose names are subscribed to the foregoing instrument, and acknowledged that they executed the same in the capacities and for the purposes therein contained.

     In witness whereof, I have hereunto set my hand and official seal on the day and year first above written.
                                            /s/ Bahram Eftekhari
                                            -----------------------------------
                                                Notary Public


My Commission Expires:                      ------------------------------------
                                                        BAHRAM EFTEKHARI
       3/3/2000                                          COMM. #1089171
----------------------                      [Seal]  NOTARY PUBLIC-CALIFORNIA
                                                        LOS ANGELES COUNTY
                                                   My Comm. Exp. Mar. 3, 2000
                                            -----------------------------------

                                                               FILED
                                                        IN THE OFICE OF THE
                                                     SECRETARY OF STATE OF THE
                                                         STATE OF NEVADA

                                                           OCT 24 1997

                                                           No. C3741-84
                                                           ------------
                                                         /s/ Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE

   THIS FORM SHOULD ACCOMPANY RESTATED ARTICLES (PURSUANT TO NRS 78.403 (b))
                   OF INCORPORATION FOR A NEVADA CORPORATION

1.   Name of corporation                 VisCorp
                        --------------------------------------------------------

2.   Date of adoption of Amended and Restated Articles      October 8, 1997
                                                      --------------------------

3.   If the articles were amended, please indicate what changes have been made:

     (a) Was there a name change?   Yes[X]  No[_]  If yes, what is the new name?

                U.S. Digital Communications, Inc.
         -----------------------------------------------------------------------

     (b) Did you change the resident agent? Yes[_] No[X] If yes, please indicate the new resident agent and address.

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Please attach the resident agent acceptance certificate.

     (c) Did you change the purposes?  Yes[_]  No[X]   Did you add Banking? [_]
         Gaming?  [_]   Insurance?  [_]   None of these?  [X]

     (d) Did you change the capital stock?   Yes[_]  No[X]  If yes, what is the
         new capital stock?

         -----------------------------------------------------------------------

     (e) Did you change the directors?  Yes[X]  No[_]   If yes,indicate the
         change:
                All new directors listed in Restated Articles.
         -----------------------------------------------------------------------

     (f) Did you add the directors liability provision? Yes[X] No[_] Changed existing provision.

     (g) Did you change the period of existence? Yes[_] No[X] If yes, what is the new existence?

         -----------------------------------------------------------------------

     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

                Initial business deleted; principal office deleted; specific
         -----------------------------------------------------------------------
                right to distribute property to shareholders deleted.
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

     /s/ Lawrence Siegel
     Lawrence Siegel, President                                10/23/97
-----------------------------------------------------  -------------------------
                Name and Title of Officer                       Date

State of    California       |
        -------------------- |
                             |ss.
County of  Los Angeles       |
         ------------------- |

     On    10/23/97         , personally appeared before me, a Notary Public,
       ---------------------
Lawrence Siegel , who acknowledged that he/she executed the above instrument.
----------------

                                                       /s/ Bahram Eftekhari
                                                       -------------------------
                                                             Notary Public

                                 -----------------------------------
                                              BAHRAM EFTEKHARI
(NOTARY STAMP OR SEAL)                         COMM. # 1089171
                                 [Seal]   NOTARY PUBLIC-CALIFORNIA
                     ----------              LOS ANGELES COUNTY
                                         My Comm. Exp. Mar. 3, 2000
                                 -----------------------------------